EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121146) pertaining to the Stock Option Plan of JED Oil Inc. and the Registration Statement (Form F-3 No. 333-128711) of our report dated March 13, 2006, with respect to the consolidated financial statements of JED Oil Inc. incorporated by reference in the Annual Report (Form 20-F) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
Chartered Accountants
Calgary, Alberta
June 30, 2006

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